SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 7, 1999

                          HOSPITALITY PROPERTIES TRUST
               (Exact name of registrant as specified in charter)


    Maryland                     1-11527                       04-3262075
(State or other              (Commission file                 (IRS employer
jurisdiction of                 number)                      identification no.)
incorporation)

          400 Centre Street, Newton, Massachusetts        02458
          (Address of principal executive offices)     (Zip code)


Registrant's telephone number, including area code: 617-964-8389

                            CERTAIN IMPORTANT FACTORS

This Current Report contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places in this Current Report and include statements regarding the intent, belief or expectations of Hospitality Properties Trust (the "Company"), its Trustees or its officers with respect to the declaration or payment of dividends, the consummation of additional acquisitions, policies and plans of the Company regarding investments, dispositions, financings, conflicts of interest or other matters, the Company's qualification and continued qualification as a real estate investment trust or trends affecting the Company's or any hotel's financial condition or results of operations. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contained in the forward looking statements as a result of various factors. Such factors include, without limitation, changes in financing terms, the Company's ability or inability to complete acquisitions and financing transactions, results of operations of the Company's hotels and general changes in economic conditions not presently contemplated. The information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, including the information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations", identifies other important factors that could cause such differences.

THE AMENDED AND RESTATED DECLARATION OF TRUST OF THE COMPANY, DATED AUGUST 21, 1995 A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE TRUST. ALL PERSONS DEALING WITH THE TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.


Item 5.  Other Events.

     On April 7, 1999, Hospitality Properties Trust agreed to issue and sell 3,000,000 shares of a new series of preferred shares, the 9 1/2% Series A Cumulative Redeemable Preferred Shares (the "Series A Preferred Shares"), in a public offering. We expect to issue and deliver the 3,000,000 Series A Preferred Shares on or about April 12, 1999. The price to the public will be $25 per share. We expect to use the $72.4 million of net proceeds (after estimated expenses and underwriters' discount) of the offering to reduce outstanding amounts under our bank credit facility, to buy additional hotels and for general business purposes. We also granted the underwriters an option to purchase an additional 450,000 Series A Preferred Shares to cover over-allotments.

     The following is a summary of some of the terms and conditions of the Series A Preferred Shares and does not purport to be complete. This summary is subject to, and is qualified by reference to all of the terms and conditions of the Series A Preferred Shares in the related Articles Supplementary and in our Declaration of Trust. The form of the Articles Supplementary is filed as an exhibit to this Report.

     Holders of Series A Preferred Shares will be entitled to receive cumulative cash dividends at a rate of 9 1/2% per annum of the $25 per share liquidation preference (equivalent to $2.375 per annum per share). Beginning in June 1999, distributions on the Series A Preferred Shares will be payable quarterly in arrears on the last day of each March, June, September and December or, if not a business day, the next business day. Dividends on the Series A Preferred Shares will be cumulative from (but excluding) the date of original issuance, which is expected to be April 12, 1999. The Series A Preferred Shares rank senior to our common shares with respect to the payment of dividends.

     The Series A Preferred Shares do not have any maturity date, and we are not required to redeem the Series A Preferred Shares. We may not redeem the Series A Preferred Shares prior to April 12, 2004, except in limited circumstances relating to our continuing qualification as a REIT. On and after April 12, 2004, we may, at our option, redeem the Series A Preferred Shares, in whole or from time to time in part, by payment of $25 per share, plus accrued and unpaid distributions through and including the date of redemption.

     If we liquidate, dissolve or wind up our Company, holders of the Series A Preferred Shares will have the right to receive $25 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of our common shares.

     The holders of Series A Preferred Shares generally have no voting rights. However, if we do not pay dividends on the Series A Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series A Preferred Shares, voting as a class with the holders of any other class or series of our capital shares which has similar voting rights, will be entitled to vote for the election of two additional trustees to serve on our Board of Trustees until we pay all dividends which we owe on the Series A Preferred Shares. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Shares is required for us to authorize, create or increase capital shares ranking senior to the Series A Preferred Shares or to amend our Declaration of Trust in a manner that materially and adversely affects the rights of the Series A Preferred Shares.

     The Series A Preferred Shares are not convertible into or exchangeable for any other securities or property.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(b) Pro Forma Financial Information.

Index to Unaudited Consolidated Pro Forma Financial Statements and Other Data (see index on page F-1).

(c) Exhibits.

     1.1 Underwriting Agreement, dated as of April 7, 1999, by and among Hospitality Properties Trust and the several underwriters named therein relating to 3,450,000 9 1/2% Series A Cumulative Redeemable Preferred Shares.

     3.1 Form of Articles Supplementary relating to the 9 1/2% Series A Cumulative Redeemable Preferred Shares.

     4.1 Form of temporary 9 1/2% Series A Cumulative Redeemable Preferred Share Certificate.

     8.1    Opinion of Sullivan & Worcester LLP re: tax matters.

     12.1   Computation of Pro Forma Ratio of Earnings to Fixed Charges.

     12.2 Computation of Pro Forma Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.

     23.1   Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

                          HOSPITALITY PROPERTIES TRUST

Index to Unaudited Pro Forma Consolidated Financial Statements and Other Data

1. Introduction to Unaudited Pro Forma Consolidated Financial Statements
   and Other Data.......................................................... F-2

2. Unaudited Pro Forma Consolidated Balance Sheet and Other Data as of
   December 31, 1998....................................................... F-3

3. Unaudited Pro Forma Consolidated Statement of Income and Other Data for
   the Year Ended December 31, 1998........................................ F-4

4. Notes to Unaudited Pro Forma Consolidated Financial Statements and
   Other Data.............................................................. F-5

                          HOSPITALITY PROPERTIES TRUST

      Introduction to Unaudited Pro Forma Consolidated Financial Statements
                                 and Other Data

The following unaudited pro forma consolidated balance sheet at December 31, 1998 is intended to present the consolidated financial position of the Company as if the transactions described in the notes hereto (the "Transactions") were consummated at December 31, 1998. The following unaudited pro forma consolidated statement of income is intended to present the consolidated results of operations of the Company as if the Transactions were consummated on January 1, 1998. These unaudited pro forma consolidated financial statements should be read in conjunction with, and are qualified in their entirety by reference to, the separate consolidated financial statements of the Company for the year ended December 31, 1998, incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998. These unaudited adjusted pro forma consolidated financial statements are not necessarily indicative of what the actual consolidated financial position or results of operations of the Company would have been as of the date or for the period indicated, nor do they purport to represent the expected consolidated financial position or results of operations of the Company for any future period. Differences may result from, among other considerations, future changes in the Company's portfolio of investments, changes in interest rates, changes in the capital structure of the Company, delays in the acquisition of certain properties or any determination not to complete the acquisition of any hotel properties and changes in operating expenses.

The following unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of income were prepared pursuant to the Securities and Exchange Commission's rules for the presentation of pro forma data. The pro forma and adjusted pro forma other data give effect to the consummation by the Company of the Transactions. Certain properties expected to be acquired by the Company are currently under construction or development by the sellers. Other properties were under construction during the period presented when they were owned or under development by the sellers. The accompanying pro forma information does not give further effect to the completion of construction or the related lease commencement for any period prior thereto. Construction projects not completed by December 31, 1998 are likewise not reflected in the pro forma balance sheet. Rather, the effect of completion of construction of these properties is presented separately from the pro forma information as described in the accompanying notes. The Company believes that a display of such adjusted pro forma data is meaningful and relevant to the understanding of the Transactions and, accordingly has presented such data in the final two columns, labeled "Other Data," on the accompanying pages.

                          HOSPITALITY PROPERTIES TRUST

          Unaudited Pro Forma Consolidated Balance Sheet and Other Data

                             As of December 31, 1998

                             (amounts in thousands)


                                                                                Pro Forma                       Other Data
                                                                                ---------                       ----------
                                                                        Pro Forma                          Other       Adjusted Pro
                                                      Historical (A)   Adjustments      Pro Forma       Adjustments       Forma
                                                      --------------   -----------      ---------       -----------       -----
              Assets

Real estate properties                                 $1,887,735       $200,395 (B)    $2,088,130       $97,341(G)     $2,185,471
Accumulated depreciation                                 (112,924)            --          (112,924)           --          (112,924)
                                                       ----------       --------        ----------       -------        ----------

                                                        1,774,811        200,395         1,975,206        97,341         2,072,547
Cash and cash equivalents                                  24,610        (24,154)(C)           456          (200)(H)           256
Restricted cash (FF&E Reserve)                             22,797             --            22,797            --            22,797
Other assets, net                                          15,420             --            15,420            --            15,420
                                                       ----------       --------        ----------       -------        ----------
                                                       $1,837,638       $176,241        $2,013,879       $97,141        $2,111,020
                                                       ==========       ========        ==========       =======        ==========


Liabilities and Shareholders' Equity

Senior notes, net of discount                            $414,753       $     --          $414,753       $    --        $  414,753
Revolving debt                                                 --         81,000(D)         81,000        87,000 (I)       168,000
Security and other deposits                               206,018         22,803(E)        228,821        10,141 (J)       238,962
Other liabilities                                          43,010             --            43,010            --            43,010

Shareholders' equity:
   9-1/2% Series A Cumulative Redeemable Preferred Shares      --         72,438(F)         72,438            --            72,438
   Common shares of beneficial interest                       456             --               456            --               456
   Additional paid-in capital                           1,230,849             --         1,230,849            --         1,230,849
   Cumulative net income                                  203,507             --           203,507            --           203,507
   Dividends                                             (260,955)            --          (260,955)           --          (260,955)
                                                       ----------       --------        ----------       -------        ----------
          Total shareholders' equity                    1,173,857         72,438         1,246,295            --         1,246,295
                                                       ----------       --------        ----------       -------        ----------
                                                       $1,837,638       $176,241        $2,013,879       $97,141        $2,111,020
                                                       ==========       ========        ==========       =======        ==========


See accompanying notes to unaudited pro forma consolidated financial statements and other data.

                          HOSPITALITY PROPERTIES TRUST

       Unaudited Pro Forma Consolidated Statement of Income and Other Data

                      For the Year Ended December 31, 1998

           (amounts in thousands, except per share and ratio amounts)


                                                                                   Pro Forma                    Other Data
                                                                                   ---------                    ----------
                                                                            Pro Forma                       Other      Adjusted Pro
                                                          Historical (K)   Adjustments     Pro Forma      Adjustments      Forma
                                                          --------------   -----------     ---------      -----------      -----
Revenues:
       Rental income                                          $157,223       $32,603 (L)    $189,826       $26,718(S)   $216,544
       FF&E reserve income                                      16,108         1,104 (M)      17,212            --        17,212
       Interest income                                           1,630            --           1,630            --         1,630
                                                              --------       -------        --------       -------      --------

              Total revenues                                   174,961        33,707         208,668        26,718       235,386
                                                              --------       -------        --------       -------      --------

Expenses:
       Depreciation and amortization of
          real estate assets                                    54,757         9,965 (N)      64,722         8,614(T)     73,336
       Interest                                                 21,751        18,520 (O)      40,271         5,873(U)     46,144
       General and administrative                               10,471         1,508 (P)      11,979         1,304(V)     13,283
                                                               -------       -------        --------       -------      --------

              Total expenses                                    86,979        29,993         116,972        15,791       132,763
                                                               -------       -------        --------       -------      --------

Income before extraordinary item and preferred dividends        87,982         3,714          91,696        10,927       102,623
                                                               -------       -------        --------       -------      --------

9-1/2% Series A preferred share dividends                           --         7,125 (Q)       7,125            --         7,125
                                                               -------       -------        --------       -------      --------

Income before extraordinary item available
  for common shareholders                                      $87,982       $(3,411)       $ 84,571       $10,927       $95,498
                                                               =======       =======        ========       =======       =======

Weighted average common shares outstanding                      42,317         3,279 (R)      45,596            --        45,596
                                                               =======       =======        ========       =======       =======


Income before extraordinary item available for common
  shareholders per share                                         $2.08                         $1.85                       $2.09
                                                                 =====                         =====                       =====

Ratio of Earnings to Fixed Charges                                5.0x                          3.3x                        3.2x
Ratio of Earnings to Combined Fixed Charges and
  Preferred Dividends                                             5.0x                          2.8x                        2.8x


See accompanying notes to unaudited pro forma consolidated financial statements and other data.

                          HOSPITALITY PROPERTIES TRUST

  Notes to Unaudited Pro Forma Consolidated Financial Statements and Other Data
                             (dollars in thousands)

                Pro Forma Consolidated Balance Sheet Adjustments



A. Represents the audited historical consolidated balance sheet of the Company at December 31, 1998.

B. Represents the purchase of 25 hotels open but not acquired as of December 31, 1998.

         Cash purchase prices:
         Three Candlewood Suites(R) hotels                      $ 22,668
         Four TownePlace Suites by Marriott(R) hotels             24,887
         Eighteen Homestead Village(R) hotels                    129,040
         Purchase price withheld as security deposit              22,803
         Closing costs                                               997
                                                                --------
         Total                                                  $200,395
                                                                ========

C.  Represents the net effect of the pro forma adjustments on cash.

D. Represents pro forma net borrowings under the credit facility after completion of the proposed issuance of $75 million Series A Cumulative Redeemable Preferred Shares (the "Proposed Offering") and the purchase of the hotels discussed in B, above.

E. Represents security deposits held or to be held by the Company as a result of purchasing and leasing the following hotels:

         Three Candlewood Suites(R) hotels                    $ 3,932
         Four TownePlace Suites by Marriott(R)hotels            2,911
         Eighteen Homestead Village(R) hotels                  15,960
                                                              -------
         Total                                                $22,803
                                                              =======

F.  Represents net proceeds from the Proposed Offering.

                                   Other Data
                     Consolidated Balance Sheet Adjustments

G. Represents the purchase of 9 hotels acquired or to be acquired, but not open as of December 31, 1998:

        Cash purchase prices:
        Three Courtyard by Marriott(R)hotels                  $29,716
        Three Residence Inn by Marriott(R)hotels               31,904
        Three TownePlace Suites by Marriott(R)hotels           25,096
        Purchase price withheld as security deposits           10,141
        Closing costs                                             484
                                                              -------
        Total                                                 $97,341
                                                              =======

H.  Represents the net effect of the other adjustments on cash.

I. Represents other pro forma net borrowings by the Company under the credit facility to complete the planned acquisition of hotels still under development as of December 31, 1998.

J. Represents security deposits held by the Company as a result of purchasing and leasing the following hotels:

         Three Courtyard by Marriott(R)hotels                 $ 3,475
         Three Residence Inn by Marriott(R)hotels               3,731
         Three TownePlace Suites by Marriott(R)hotels           2,935
                                                              --------
         Total                                                $10,141
                                                              =======

                          HOSPITALITY PROPERTIES TRUST

 Notes to Unaudited Pro Forma Consolidated Financial Statements and Other Data -
                                    continued
                             (dollars in thousands)

Pro Forma Consolidated Income Statement Adjustments


K. Represents the audited historical income statement of the Company for the year ended December 31, 1998.

L. Represents the pro forma effect of leases entered and to be entered for hotels open during the periods presented. This pro forma effect is derived as follows:

                                                              Year Ended
                                                              December 31,
                                                                 1998
                                                              -----------
        Pro forma Minimum Rent                                 $ 186,390
        Pro forma Percentage Rent                                  3,436
        Amounts included in historical Minimum Rent             (153,787)
        Amounts included in historical Percentage Rent            (3,436)
                                                               ---------
                                                               $  32,603
                                                               =========

     Certain of the hotels owned by the Company as of December 31, 1998 were under development and others are currently under development by the sellers of these properties. The Company is not contractually obligated to acquire these hotels until they are substantially completed. The foregoing pro forma income statement assumes the hotels, which were completed prior to December 31, 1998 were acquired as of their completion date.

M. FF&E Reserve escrow accounts for all of HPT's Marriott(R) brand hotels are owned by HPT and periodic payments into these escrow accounts are recorded as additional rent under generally accepted accounting principles ("GAAP"). A pro forma adjustment to record additional rent relating to FF&E escrow contributions of $1,104 has been made for four hotels acquired in December 1998 which were open and operating throughout 1998. No pro forma adjustment for the FF&E Reserve income related to newly constructed hotels purchased and to be purchased by HPT from Marriott has been made, as this amount cannot be calculated. The FF&E Reserve for HPT's Wyndham(R), Sumner Suites(R), Candlewood Suites(R), Summerfield Suites(R) and Homestead Village(R) hotels remains the property of the respective tenants during the lease term. HPT has a security interest in these escrow accounts and at the end of the lease term, any remaining funds in these FF&E Reserves must be paid to HPT. Under GAAP, the FF&E Reserve for the leases relating to these hotels is not recorded as income by HPT.

N. Represents the impact of the pro forma transactions on depreciation expense for the entire period presented.

O.   Represents the following adjustments to interest expense:

     o Eliminating interest on the $125 million CMBS Notes repaid upon the issuance of the 7% Senior Notes in February 1998 including amortization of deferred financing costs.

     o Adding interest on $81 million of proceeds from HPT's $300 million credit facility used to fund the acquisition Transactions discussed in B above.

     o Adding interest, including amortization of deferred financing costs, for the year ended December 31, 1998, on the senior notes issued during 1998.

     o Adding amortization of deferred financing costs related to the Credit Facility.

P. Represents the estimated impact of the Transactions on general and administrative expenses of the Company for the periods presented.

Q.   Represents dividends accrued on the Proposed Offering at a rate of 9 1/2%.

R. Represents the weighted average impact of 6.7 million common shares of beneficial interest issued by the Company during 1998.

                          HOSPITALITY PROPERTIES TRUST

 Notes to Unaudited Pro Forma Consolidated Financial Statements and Other Data -
                                    continued
                             (dollars in thousands)


                                   Other Data
                    Consolidated Income Statement Adjustments

S. Represents the effect of leases entered and to be entered for the transactions described in Note G above, since the beginning of the periods presented. The effect of these leases is derived as follows:

                                                              Year Ended
                                                             December 31,
                                                                 1998
                                                             ------------

        Adjusted Pro forma Minimum Rent                        $213,108
        Adjusted Pro forma Percentage Rent                        3,436
        Amounts included in pro forma Minimum Rent             (186,390)
        Amounts included in pro forma Percentage Rent            (3,436)
                                                               --------
                                                               $ 26,718
                                                               ========


T. Represents the impact of the transactions described in Note G above, on depreciation expense for the entire period presented.

U. Represents interest on the credit facility borrowings to be made in connection with the transactions described in Note G above, at LIBOR plus contractual spreads for the entire periods presented. The average applicable LIBOR rate was 5.6% for the year ended December 31, 1998.

V. Represents the estimated impact of the transactions described in Note G above, on general and administrative expenses of the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          HOSPITALITY PROPERTIES TRUST

                          By:   /s/ John G. Murray
                               -------------------------------
                               John G. Murray, President




Date: April 7, 1999